UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 20, 2005 (Date of earliest event reported)
Catalytica Energy Systems, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-31953 (Commission File Number)	77-0410420 (IRS Employer Identification Number)

1388 North Tech Boulevard, Gilbert, AZ (Address of principal executive offices)		85233 (Zip Code)
480-556-5555 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 7.01. Regulation FD Disclosure

On June 20, 2005, Catalytica Energy Systems, Inc. issued a press release announcing the resignation of Mike Murry as president, chief executive officer and director effective June 30, 2005, and the appointment of Chief Financial Officer Rob Zack as interim president and CEO.

Effective July 1, 2005, Zack will assume responsibility for leading the strategic direction of the Company while continuing to oversee his current function supported by the financial team. Zack joined Catalytica Energy Systems in February 2002 as vice president and controller, and has served as the Company's vice president and chief financial officer since April 2003. Over the past three years, he has been instrumental in driving business objectives, achieving a significant reduction in operating expenses and maintaining a lean cost structure throughout the organization. In addition to his financial responsibilities, Zack has been integrally involved in the operational and strategic initiatives that have positioned the Company to extend its commercial reach in new and growing markets and strengthen its position as a leading provider of innovative emissions solutions for the power generation and transportation industries.

The Company's Board of Directors has not decided on the terms of any additional compensation which may be provided to Mr. Zack in connection with his appointment as interim president and CEO.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of
1934 (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Exhibits

            99.1       Press Release of Catalytica Energy Systems, Inc. dated June 20, 2005

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2005	CATALYTICA ENERGY SYSTEMS, INC. By: /s/ Robert W. Zack Robert W. Zack Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Catalytica Energy Systems, Inc. dated June 20, 2005